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                                                                   EXHIBIT 10.24

                         OPTICAL SENSORS INCORPORATED
                                 PURCHASE ORDER

                                                                  Date:  2/21/97



SeaMED Corporation
14500 N.E. 87th Street
Redmond, Washington  98052

Ladies/Gentlemen:

This Purchase Order, upon acceptance by SeaMED Corporation ("Contractor"), constitutes the agreement of Optical Sensors Incorporated ("Buyer") to purchase from and Contractor, and Contractor to manufacture and sell to Buyer, Buyer's OpticalCam Arterial Blood Gas Monitor, Buyer's Part No. 01481 (the "Product"). Buyer's Standard Terms and Conditions of Purchase, which are attached hereto, shall apply to this Purchase Order. The term Seller in the Standard Terms and Conditions shall mean Contractor. If any terms of this Purchase Order are inconsistent with the Standard Terms and Conditions, the terms of this Purchase Order shall control.

Price

The per unit price to be paid by Buyer for the Product is set forth on Exhibit A Buyer will pay for any additional cost due to unavailability of piece parts from production tooling, at Contractor's cost (without any mark-up), pursuant to a separate purchase order to be issued by Buyer. [Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

Quantity, Delivery Dates and Forecast

This Purchase Order covers a total of _____ units of the Product. Buyer's Forecast of its anticipated delivery dates for the Product during 1997 is attached hereto as Exhibit B. The delivery dates set forth in the first four
(4) months of the Forecast are firm delivery dates. The delivery dates set forth in the remainder of the Forecast represent Buyer's current estimate of its requested delivery dates during 1997 and are not binding in any manner, except that Buyer will take delivery of all units of the Product covered by this Purchase Order within eighteen (18) months of the date of this Purchase Order. Buyer will update the Forecast monthly, provided that Buyer will not be obligated to purchase more than ____ units of the Product, even if the Forecast calls for more than ____ units, unless Buyer issues a subsequent Purchase Order covering such additional units. Contractor will use its best efforts to inform Buyer of a need to authorize procurement of long lead time materials and outplant services for forecasted purchases that are not covered by this Purchase Order. Contractor will not order any such materials for forecasted
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quantities of Product that are not covered by this Purchase Order or any subsequent Purchase Order without the prior written consent of Buyer. Buyer will provide Contractor with an inventory deposit for all inventory procured and paid for by Contractor that is held for a period in excess of sixty (60) days due to slide in production forecast. [Portions of this section have been omitted pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this section intact has been filed separately with the Securities and Exchange Commission.]

Specifications

Contractor will manufacture the Product in accordance with Buyer's specifications, number 01481 (the "Specifications"), a copy of which has been previously provided to Contractor.

Warranty

Contractor warrants for fifteen (15) months from date of shipment to Buyer that all Products shall be free from defects in material and workmanship, and shall conform to applicable Specifications, drawings, samples and descriptions referred to in this Purchase Order. Contractor warrants it has the right to convey the Product and that the Product will be free of all liens and encumbrances. These warranties shall survive any inspection, delivery, payment and termination of this Purchase Order, and shall run to Buyer, its customers, successors and assigns.

Contractor shall correct defects in Product at its facility. At Buyer's option, Contractor shall complete an assessment of the returned Product within three
(3) days of receipt, and repair or replace all defective Product within fourteen
(14) days of receipt. If the defective Product is covered by the foregoing warranty, Buyer will pay the cost of shipping the defective Product to Contractor, and Contractor will pay the cost of shipping the repaired or replaced Product to Buyer, except that if the defect is an "out-of-box" failure, Contractor will pay the cost of shipping to and from Contractor.

Compliance

Contractor warrants that all Products will be produced, manufactured and assembled in compliance with all applicable federal, state and local laws and rules and regulations, including, but not limited to, the Food, Drug and Cosmetic Act of 1938, as amended, and all regulations promulgated thereunder, including without limitation, Good Manufacturing Practices ("GMP") for Medical Devices (21 CFR Part 820).

Contractor represents and warrants to Buyer that Contractor's manufacturing facility is certified "DIN EN ISO 9001/EN46001/MDD" and that Contractor has all approvals and consents required to mark the Product with the "CE" mark. Contractor further covenants with Buyer that Contractor will maintain such certification during the term of this Purchase Order. Contractor will notify Buyer of any audits of Contractor's manufacturing facility to be conducted by TUV Product Services or any other notified body for such certification, provide Buyer with a written

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copy of the results of such audit, to the extent that such audit relates directly to the manufacture of the Product, and Contractor's proposed corrective response to such audit, if any required.

Prior Letter Agreement

Buyer and Seller acknowledge and agree that Paragraphs 6(b), 6(c) and 7 of the Letter Agreement, dated December 15, 1995, between Buyer and Seller shall apply to the work performed under this Purchase Order and shall remain in effect so long as Product is manufactured and delivered under this Purchase Order.


OPTICAL SENSORS INCORPORATED            SEAMED CORPORATION

By /s/ Sam B. Humphries                 By /s/ Don Ried
   ----------------------------            -------------------------------------

Its President and CEO                   Its Senior Vice President - Operations
    ---------------------------             ------------------------------------

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                          OPTICAL SENSORS INCORPORATED
                   STANDARD TERMS AND CONDITIONS OF PURCHASE

1.  Terms of Agreement. These Standard Terms and Conditions of Purchase shall be
    ------------------
    a part of the Purchase Order issued by Optical Sensors Incorporated (the "Buyer") to which these Standard Terms and Conditions of Purchase are attached, and the Purchase Order is subject to the following terms and conditions. No waiver, alteration, or modification of the terms and conditions set forth herein shall be valid unless expressly agreed to in writing by the Buyer. Any different, additional or conflicting terms or conditions set forth in the Seller's invoice or any other document issued by the Seller are expressly objected to by the Seller; the terms of the Purchase Order shall exclusively govern the purchase and sale of the Product covered by the Purchase Order (the "Product").

2.  Delivery Terms.  The Seller shall deliver the Products at the Buyer's
    --------------
    facility on the date set forth in the Purchase Order. The Products shall not be delivered substantially before or after the delivery date without the Buyer's prior approval. All deliveries of Products ordered by the Buyer shall be F.O.B. the Seller's manufacturing facility, with all title and risk of loss passing to the Buyer upon delivery of the Products at the F.O.B. delivery point to the common carrier specified by the Buyer. Seller shall package the Products in a manner that will prevent damage during shipping and ship the Products in accordance with the Buyer's instructions. The Buyer shall pay all insurance and freight costs directly to the carrier, or reimburse the Seller for cost of such insurance and freight if paid by the Seller, unless otherwise mutually agreed by the Buyer and the Seller. Each shipment of Products shall include separate packing slips showing: (a) Buyers' purchase order number; (b) the part number and revision level for each Product shipped; (c) a description of the goods; (d) individual serial numbers of the Product; and (e) the total quantity of Products shipped.

3.  Specifications.  The Seller will supply or manufacture the Product in
    --------------
    accordance with the specifications, if any, provided by the Buyer. The Seller will not make any changes in such specifications or make any changes in any components or processes used in manufacturing the Product previously agreed to by the Buyer without the Buyer's prior consent.

4.  Acceptance of Products.  The Buyer shall inspect the Products upon delivery
    ----------------------
    and shall within thirty (30) days thereof give written notice to the Seller of any claim that any or all of the Products do not conform to the terms or specifications of the Purchase Order, stating the particulars to support such claim. If the Buyer shall fail to timely give the Seller such written notice as provided hereunder, the Products shall be deemed to conform to the terms of the Purchase Order and the Buyer shall be deemed to have accepted the goods, subject to any warranty covering the Product, and shall pay for the goods in accordance with the terms of the Purchase Order.

5.  Invoices.  Seller's invoices shall, at a minimum, include:  (a) Buyer's
    --------
    purchase order number, against which the Products were shipped; (b) the date of shipment; (c) the part number and revision level for each Product shipped; (c) a description of the goods; (d) the total quantity of Products shipped; and (e) the per unit price of the Products shipped.

6.  Payment Terms. Down payment, if required, shall be due upon execution by the
    -------------
    Buyer of this Purchase Order and shall be returned to the Buyer if the Purchase Order is not accepted. Payment, other than any down payment, shall be made by the Buyer no later than thirty (30) days after receipt of invoice from the Seller. The Buyer shall pay a late payment charge computed at the rate of one and one-half percent (1-1/2%) per month on the unpaid amount for each calendar month (or fraction thereof) that such payment is in default. The Buyer shall pay any and all costs of collection including, without limitation, reasonable attorney's fees, whether or not suit is instituted, incurred by the Seller in the event collection of any delinquent balance is required.

7.  Cancellation and Returned Goods. The parties agree that an acceptance of the
    -------------------------------
    Products by the Buyer shall be deemed to have been made with knowledge of any alleged defects that inspection during the period designated above would have revealed. Following inspection and written notice by the Buyer as set forth hereunder, if any of the goods shall prove defective due to faults in manufacture or fail to meet the written specifications, the Seller shall repair or replace, at its option, any non-conforming goods within the time period specified in the Purchase Order, or if no such time period is specified, within a reasonable time. If the Buyer cancels all or any portion of an order, the Buyer shall pay cancellation charges which shall include all direct costs (which the Seller cannot recover from its suppliers) incurred by the Seller in obtaining raw materials and components in order to fulfill the Purchase Order until the time of the Buyer's written request for cancellation. The Buyer shall have no other liability to the Seller for cancellation. Such cancellation charges shall not include lost profits or incidental or consequential damages:

8.  Taxes.  The Buyer shall be responsible for and shall pay or reimburse the
    -----
    Seller for all taxes, duties, assessments and other governmental charges, however designated, associated with the purchase of Products hereunder, the payment of any amounts by the Buyer to the Seller, or taxes based on the Products or their use which are or may be imposed under or by any federal, state or local taxing authority; provided, however, that the Seller shall not responsible for any taxes based upon Seller's income.

9.  Confidential Information.  The Seller acknowledges and agrees that any
    ------------------------
    specifications and all related writings, drawings, artwork, computer assisted designs and similar works shall be deemed "Confidential Information." The Seller further acknowledges and agrees that any other information which is disclosed by Buyer in any tangible form and is clearly labeled or marked as confidential, proprietary or its equivalent, or information which is disclosed orally or visually, is designated confidential, proprietary or its equivalent at the time of its disclosure and is reduced to writing and clearly marked or labeled as confidential, proprietary or its equivalent within thirty (30) days of disclosure shall be deemed "Confidential Information." All Confidential Information shall be the exclusive property of Buyer, and Buyer retains all right, title and interest, including copyright, relating to "Confidential Information." The Seller agrees not to use any Confidential Information for any purpose other than as permitted or required for performance by the Seller under the Purchase Order and not to disclose or provide any Confidential Information to any third party and to take all necessary measures to prevent any such disclosure by its employees, agents, contractors or consultants. Upon request of the Buyer or completion of the Purchase Order, the Seller shall return all such Confidential Information to the Buyer. The return of Confidential Information shall be complete in every respect, so as to permit an experienced manufacturer to manufacture, assemble, maintain and service the Product and shall include a full drawing package in reproducible form and any revisions or updates, including but not limited but not limited to, GSF Autocad files, fabrication drawings, approved supplier list, test specifications, tooling specifications and drawings, manufacturing assembly instructions, routings, quality assurance protocols, test equipment, specifications and drawings and engineering change notice history, device master files, and device history records.

10. Indemnification.  The parties agree to indemnify and hold each other, their
    ---------------
    affiliated entities, and their respective officers, directors, shareholders, employees an agents, harmless from and against all claims, losses, damages, liability, costs and expenses (including, without limitation, attorneys' fees and legal costs and disbursements) arising out of or related to a breach of the Purchase Order.

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11. Notices.  Notices and communications under the Purchase Order shall be
    -------
    deemed given to either party at the address set forth on the Purchase Order:
    (a) upon the expiration of five (5) business days after the date of deposit in the U.S. mail if sent by registered mail, return receipt requested; or
    (b) upon the next business day if sent by recognized overnight supplemental delivery service; (c) the same business date if notice is delivered personally or (d) upon electronic confirmation of transmission if sent by facsimile.

12. Assignment.  Seller may not assign or transfer the Purchase Order or any
    ----------
    interest herein or any rights or duties hereunder without the prior written consent of Buyer.

13. Governing Law.  The Purchase Order shall be interpreted and construed in
    -------------
    accordance with the laws of the State of Minnesota.

14. Entire Agreement.  This Purchase Order, including these Standard Terms and
    ----------------
    Condition and all attachments and specifications, constitutes the complete and final agreement between the parties and supersedes all prior negotiations and agreements between the parties concerning its subject matter.

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                                                                       EXHIBIT A



[The material in Exhibit A has been omitted, in its entirety, pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this Exhibit intact has been filed separately with the Securities and Exchange Commission.]

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                                                                       EXHIBIT B



[The material in Exhibit B has been omitted, in its entirety, pursuant to a request for confidentiality under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A copy of this Agreement with this Exhibit intact has been filed separately with the Securities and Exchange Commission.]

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